UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 6, 2007

LINCOLN NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices)

Registrant’s telephone number, including area code (215) 448-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2007, Lincoln National Corporation (the “Company”) issued a press release announcing that Jon A. Boscia is retiring from the Company and has resigned as Chairman of the Board and Chief Executive Officer of the Company.  Consistent with the Corporate Governance Guidelines of the Company, Mr. Boscia has also resigned as a director of the Company.  Although his resignation is effective as of July 6, 2007, Mr. Boscia has agreed to remain with the Company, at his current compensation level, in a non-executive transition role until his expected retirement from the Company on September 1, 2007. A copy of the press release issued by the Company on July 6, 2007 is attached hereto as Exhibit 99.1.

Following the resignation of Mr. Boscia as Chief Executive Officer and Chairman of the Board of the Company, the Board of Directors of the Company (the “Board”) elected Dennis R. Glass as Chief Executive Officer of the Company, effective July 6, 2007.

Mr. Glass, 57, is a member of the Board and has served on the Board since 2006.  Mr. Glass has been President and Chief Operating Officer of the Company since April 2006.  From 2004 to April 2006, Mr. Glass served as President and Chief Executive Officer of Jefferson-Pilot Corporation, which merged with the Company in 2006.  From 2001 to 2004, Mr. Glass served as President and Chief Operating Officer of Jefferson-Pilot Corporation. The Company is a party to an employment agreement with Mr. Glass dated December 6, 2003 (described in the Company’s Proxy Statement for its 2007 annual stockholders meeting, filed on April 4, 2007, and filed as exhibit 10(ii) of Jefferson-Pilot’s Form 10-K (File No. 1-5955) for the year ended December 31, 2003).  Upon his appointment as Chief Executive Officer, Mr. Glass ceased to act as Chief Operating Officer of the Company.

The Company is considering appropriate compensation arrangements for Mr. Glass.

Mr. Boscia and the Company have entered into a Retirement and Release Agreement, dated as of July 6, 2007 (the “Retirement Agreement”), which sets forth the terms and conditions of Mr. Boscia’s retirement.  Pursuant to the Retirement Agreement, Mr. Boscia resigned as Chief Executive Officer and Chairman of the Board and, consistent with the Corporate Governance Guidelines of the Company, as a director of the Company, effective July 6, 2007, and will retire from his employment with Company effective August 31, 2007 (the “Retirement Date”).  Mr. Boscia remains an employee of the Company through the Retirement Date to assist the Company's new Chief Executive Officer and its Board of Directors with transition matters.  In addition, the Retirement Agreement provides for, or confirms Mr. Boscia’s entitlement to, certain benefits, including the following:

•	Mr. Boscia will receive a pro-rated bonus for the period through the Retirement Date under the Company’s Annual Incentive Plan at the current target level of $2,312,500 per annum, or $1,541,667.

•
Mr. Boscia will be eligible to receive a pro-rata award for the period through the Retirement Date under the 2005-2007 performance cycle, the 2006-2008 performance cycle, and the 2007-2009 performance cycle in accordance with the Company’s Long-Term Incentive Award Programs.

•
Pursuant to his option agreements, all of Mr. Boscia’s unvested stock options will become fully vested as of the Retirement Date and all such options, including all his vested stock options and performance-based stock options that may vest, if any, on a pro rata basis, under the 2005-2007 performance cycle in accordance with the Company’s 2005 Long-Term Incentive Award Program, will be exercisable until the earlier of (a) five years from the Retirement Date or (b) expiration of their normal term.

•
In addition to his vested benefits under the Company Employees’ Retirement Plan, the Company Employees’ Supplemental Pension Benefit Plan, the Company Executives’ Excess Compensation Pension Benefit Plan, the Company Salary Continuation Plan and the Company 401(k) Plan, Mr. Boscia will be entitled to receive a special supplemental monthly retirement benefit in the form of a 100% joint & survivorship annuity with a 10-year term certain in the amount of $28,583.33 ($343,000 annually).

•
Until he becomes Medicare eligible or becomes eligible for health insurance coverage with another employer, Mr. Boscia will receive taxable monthly cash payments from the Company for the purposes of Mr. Boscia’s payment of all applicable contributions or premiums (employer and employee) to enable his continued participation in the Company’s medical and dental plans in which he and his dependents participated as of the Retirement Date at the same level of coverage level as in effect as of the Retirement Date.

•
The Company will pay Mr. Boscia a cash payment of $3,237,500, which represents one times Mr. Boscia's annual cash compensation (including salary and target bonus), payable in three installments on the first day of March, June and September 2008.

In consideration of the foregoing, Mr. Boscia agreed, among other things, not to compete with the Company or its subsidiaries, or solicit employees or clients of the Company or its subsidiaries, for one year following the Retirement Date and the Company waived the non-competition provisions under the Company's Long-Term Incentive Award Programs and related option and long-term performance awards on and after September 1, 2008.  Mr. Boscia also agreed not to disclose any of the Company’s confidential information and/or trade secrets.

Mr. Boscia has executed a general release of claims releasing the Company and its affiliates and subsidiaries, and each of our and their directors, officers, and certain other persons. Mr. Boscia and the Company also agreed to mutual non-disparagement.

The foregoing description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Retirement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.03 Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 6, 2007, the Board approved and adopted amendments to the Bylaws of the Company (the “Bylaws”).  A description of the material changes to the Bylaws is set forth below.

•	The Board amended Section 1 of Article II of the Bylaws to decrease the number of directors on the Board to 12.

•	The Board amended Section 4 of Article II of the Bylaws to enable the Chairman of the Board or any Lead Director to call a special meeting of the Board.

•
The Board added Section 10 to Article II of the Bylaws to provide that the Board shall elect a chairman of the board on an annual basis and that the chairman of the board shall preside over all meetings of shareholders and directors.  Additionally, Section 10 provides that, in the absence of the chairman of the board, such other director as may be designated by a majority of the directors (or, if no such designation has been made, the chief executive officer, if a director) shall preside at meetings of shareholders and the Board. In connection with the addition of Section 10 to Article II of the Bylaws, the Board eliminated former Section 7 of Article III of the Bylaws, which had provided that the chairman of the board was an officer of the Company.

•
The Board also amended Section 6 of Article III of the Bylaws to provide that the chief executive officer shall perform such duties as are incident to the office of the chief executive and such other duties as may be assigned to him by the Board.  In addition, the Board amended Sections 7 through 9 of Article III of the Bylaws (previously numbered Sections 8 through 10) to establish that the President, Vice Presidents and Second Vice Presidents and Assistant Vice Presidents of the Company shall have duties that are incident to their respective offices in addition to such powers and duties as are specifically determined by the Board.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, a copy of which is included as Exhibit 3.1 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

As announced, on March 15, 2007, we entered into an agreement with Citibank to purchase shares of our common stock for an aggregate purchase price of $350 million under an accelerated stock buyback program.  Citibank delivered approximately 4.8 million shares to us on March 19, 2007.  On July 10, 2007, Citibank delivered an additional 182,000 shares as the final delivery of shares under the program, bringing the total number of shares delivered under the program to approximately 5 million.  The shares will be retired and recorded as a reduction in shareholders’ equity on our Consolidated Balance Sheet.

In the ordinary course of their business, Citibank and its affiliates have engaged, and may in the future engage, in financial advisory and/or investment banking transactions, custody and other bank service relationships, and distribution arrangements with LNC and its affiliates, including participating as a lender under LNC’s bank lines and as an underwriter in LNC’s offerings of its $500,000,000 6.05% Capital Securities due 2067 and $250,000,000 Floating Rate Senior Notes due 2010 in the first quarter of 2007.  They have received and will receive customary fees and commissions for these transactions.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits:

3.1	Amended and Restated Bylaws of Lincoln National Corporation (effective July 6, 2007)
10.1	Retirement and Release Agreement, dated as of July 6, 2007, between Jon A. Boscia and Lincoln National Corporation
99.1	Press Release issued by Lincoln National Corporation on July 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
Date: July 11, 2007	By: /s/ Frederick J. Crawford Frederick J. Crawford Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Lincoln National Corporation (effective July 6, 2007)
10.1	Retirement and Release Agreement, dated as of July 6, 2007, between Jon A. Boscia and Lincoln National Corporation
99.1	Press Release issued by Lincoln National Corporation on July 6, 2007